UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2023

SHIFTPIXY, INC.
(Exact name of registrant as specified in its charter)

Wyoming	47-4211438
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

13450 W Sunrise Blvd, Suite 650, Sunrise FL	33323
(Address of principal executive offices)	(Zip Code)

(888) 798-9100

(Registrant’s telephone number, including area code)

Commission File No. 001-37954

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PIXY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule.

On June 5, 2023, ShiftPixy, Inc. (the “Company”) received a letter (the “Nasdaq Letter”) from the staff of the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”), which notifies the Company that it does not presently comply with Nasdaq’s Listing Rule 5550(b)(2), which requires that the Company maintain a Market Value of Listed Securities (“MVLS”) of $35 million, and that the Company does not otherwise satisfy the requirements of Listing Rules 5550(b)(1) or 5550(b)(3). The Staff calculates MVLS based upon the most recent Total Shares Outstanding (TSO), multiplied by the closing bid price.

The Nasdaq Letter does not have any immediate effect on the listing of the Company’s common stock on the Nasdaq Capital Market, and the Company has 180 calendar days from the date of the Nasdaq Letter (the “Compliance Period”) to regain compliance. If at any time during the Compliance Period the Company’s MVLS closes at $35 million or more for a minimum of ten (10) consecutive business days, Nasdaq will provide the Company with written confirmation of compliance, and this matter will be closed. If the Company does not achieve compliance within the Compliance Period, it will receive written notice from Nasdaq that its securities are subject to delisting, which is a determination that the Company could appeal to the Nasdaq Hearings Panel.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIFTPIXY, INC.

Date: June 5, 2023	By:	/s/ Scott W. Absher
Scott W. Absher
Chief Executive Officer

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